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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 5, 2002







                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


   NORTH CAROLINA                 000-23520                     56-1714315
   (State or other          (Commission File No.)            (I.R.S. Employer
    jurisdiction                                          Identification Number)
  of incorporation)



         4709 CREEKSTONE DRIVE, RIVERBIRCH BUILDING, SUITE 200, DURHAM,
                           NORTH CAROLINA 27703-8411
                    (Address of principal executive offices)



                                 (919) 998-2000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 9. REGULATION FD DISCLOSURE.

            On February 7, 2002, the Board of Directors of Quintiles Transnational Corp. (the "Company") approved an extension of the Company's share repurchase program through March 1, 2003. Under the repurchase program, the Company is authorized to repurchase up to $100 million of its outstanding common stock. At the discretion of the Company's management, share purchases may be made in open market, block or negotiated transactions, including through financing vehicles. The timing and amount of stock repurchases are subject to market conditions and other factors. Such purchases would, in part, offset the issuance of shares for employee stock plans. The Company previously has repurchased approximately $30.3 million of shares under its repurchase program, leaving approximately $69.7 million available for repurchase through March 1, 2003.

            Information set forth in this Current Report on Form 8-K contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements represent the Company's judgment concerning the future and are subject to risks and uncertainties that could cause actual results to differ materially, including without limitation, fluctuations in the market price of the Company's common stock and other market conditions, the nature of other investment opportunities available to the Company from time to time and the Company's cash flow from operations. Additional factors that could cause actual results to differ materially are discussed in the Company's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, its Current Reports on Form 8-K and its other periodic reports, including Quarterly Reports on Form 10-Q.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            QUINTILES TRANSNATIONAL CORP.




                                            By: /s/ James L. Bierman
                                                -----------------------------
Dated: March 5, 2002                            James L. Bierman
                                                Chief Financial Officer